UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 N New River Drive E, Unit 2202

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(818) 783-2100

(Registrant's telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

5.01 – Changes in Control of Registrant

On December 1, 2015 one (1) million shares have been authorized to issue to the following individual: One Million (1,000,000) shares of Common Stock, par value $0.001 to be issued to Alex Cunningham CEO and member of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By:	/s/ Daniel Thompson
Daniel Thompson Chairman

Dated: 12/04/15